Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of ShopKo Stores, Inc. on Form S-8 of our report dated March 15, 2001, appearing in the Annual Report on Form 10-K of ShopKo Stores, Inc. for the year (53 weeks) ended February 3, 2001.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
September 26, 2001